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                                                                  EXHIBIT (11.1)

              THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES

  CALCULATION OF PRIMARY NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
             (All amounts in thousands, except per share amounts)

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                                                           Year Ended December 31
                                                        ----------------------------
                                                          1996      1995      1994
                                                        --------  --------  --------

NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                      $195,344  $349,972  $695,725

ADJUSTMENT FOR OTHER POTENTIALLY DILUTIVE
 SECURITIES - Interest Savings (net of tax) on
 Convertible Subordinated Debentures as if converted
 at the beginning of the period                                                5,661
                                                        --------  --------  --------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                      $195,344  $349,972  $701,386
                                                        ========  ========  ========

AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING:
  Average number of common shares outstanding             52,421    54,380    59,333

  Dilutive effect of stock options after
   application of treasury stock method                      748       913       621

  Adjustment of other potentially dilutive
   securities - Dilutive effect of Convertible
   Subordinated Debentures as if converted at the
   beginning of the year                                                       2,601
                                                        --------  --------  --------
AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                            53,169    55,293    62,555
                                                        ========  ========  ========
PRIMARY NET EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE                               $3.67     $6.33  $  11.21
                                                        ========  ========  ========

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